Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.00001 per share, of Yintech Investment Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 19, 2020.

Wenbin Chen		/s/ Wenbin Chen

Coreworth Investments Limited	By:	/s/ Wenbin Chen
Name: Wenbin Chen
Title: Authorized Signatory

Ming Yan		/s/ Ming Yan

Harmony Creek Investments Limited	By:	/s/ Ming Yan
Name: Ming Yan
Title: Authorized Signatory

Ningfeng Chen		/s/ Ningfeng Chen

Rich Horizon Investments Limited	By:	/s/ Ningfeng Chen
Name: Ningfeng Chen
Title: Authorized Signatory

MeMeStar Limited	By:	/s/ Yan Yang
Name: Yan Yang
Title: Director

Bingsen Chen		/s/ Bingsen Chen

Sino August Investment Limited	By:	/s/ Bingsen Chen
Name: Bingsen Chen
Title: Director

Sina Corporation	By:	/s/ Charles Guowei Chao
Name: Charles Guowei Chao
Title: Chairman of the Board and Chief Executive Officer

Pan Hou Capital Management Limited	By:	/s/ Weiwei Zhou
Name: Weiwei Zhou
Title: Director

Lanxiang Wang		/s/ Lanxiang Wang

Chang Qing Investment Management Company Limited	By:	/s/ Juehao Li
Name: Juehao Li
Title: Director

Juehao Li		/s/ Juehao Li

Orchid Asia VI, L.P.	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Authorized Representative

Orchid Asia V Co-Investment, Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

OAVI Holdings, L.P.	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Authorized Representative

Orchid Asia VI GP, Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

Orchid Asia V Group Management, Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

Orchid Asia V Group, Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

AREO Holdings Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

YM Investment Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Director

The Li Family (PTC) Limited	By:	/s/ Gabriel Li
Name: Gabriel Li
Title: Authorized Signatory

Lam Lai Ming		/s/ Lam Lai Ming

Fanghai Yu		/s/ Fanghai Yu

Yu Zou		/s/ Yu Zou

Dongda Zou		/s/ Dongda Zou

Qin Wang		/s/ Qin Wang

Youbin Leng		/s/ Youbin Leng

Jigeng Chen		/s/ Jigeng Chen

Pingsen Chen		/s/ Pingsen Chen

Dikuo Bo		/s/ Dikuo Bo

Xinzhou Tang		/s/ Xinzhou Tang